ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of November 30, 2005 (as hereafter amended, modified or supplemented, this "Agreement"), between BRIDGEFILMS, INC., a non-profit corporation organized and existing under the laws of the State of New York ("Seller"), and BRIDGEFILMS, INC., a corporation organized and existing under the laws of the State of Nevada ("Purchaser"). Seller and Purchaser are sometimes referred to herein individually as a "Party" and collectively as the “Parties."

WITNESSETH:

WHEREAS, Seller is a non-profit entity engaged in the business of producing documentary films in the United States; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all right, title and interest of Seller in and to all of the property and assets used in connection with the business of Seller, and in connection therewith Purchaser is willing to assume all liabilities of Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

 NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

SECTION 1. Purchase and Sale of Assets.

(a) Purchase Price. On the Closing Date, as hereinafter defined, Purchaser shall pay Seller for the Assets the price of 500,000 common shares of Purchaser (the “Purchase Price”).

(b) Assets to Be Sold. On the terms and subject to the conditions of this Agreement, Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser, and Purchaser shall acquire from Seller, on the Closing Date, all of Seller's right, title and interest in and to the following assets, in each case owned or leased by Seller (collectively, the "Assets"):

(i) all furniture, fixtures, equipment, machinery, and other tangible personal property of the Seller;

(ii) all books of account, general, financial, tax and personnel records, invoices, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto;

(iv) all intellectual property, goodwill, trade secrets and other intangible personal property, including, but not limited to, any and all right to the films of Seller;

(v) all sales and promotional literature, customer lists and other sales-related materials;

(vi) all rights under all contracts, subcontracts, licenses, sublicenses, agreements, leases, purchase orders, customer orders, commitments and similar binding arrangements of Seller;

(vii) all cash, cash equivalents and bank accounts;

(ii) all accounts receivable, notes and other amounts receivable from third parties (including, without limitation, customers and employees) arising from the conduct of the business of Seller;

(iii) all claims, causes of action, chases in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds) pertaining to, arising out of or inuring to the benefit of the business of Seller;

(iv) all rights of Seller in and to the names "Bridgefilms" and "Bridgefilms, Inc." ;

(vi) all rights of Seller under this Agreement and any other asset of Seller not specifically mentioned herein.

SECTION 2. Assumption of Liabilities. (a) Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all liabilities of Seller.

SECTION 3. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Liabilities contemplated by this Agreement shall take place on December 15, 2005 at 10:00 a.m. PST (the "Closing") to be held at the offices of Cane Clark LLP, 3272 E. Warm Springs Rd., Las Vegas, NV 89120 or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). Purchaser shall have from the date of this Agreement to the Closing Date in which to conduct all investigations and studies of the Assets and Liabilities as Purchaser shall determine to be necessary or appropriate. Seller shall provide to Purchaser any and all documents requested by Purchaser to perform such investigations and studies. If Purchaser is not satisfied for any reason whatsoever prior to the Closing Date, then Purchaser shall have the absolute and unconditional right to terminate this Agreement. If Purchaser elects to terminate this Agreement, the Purchaser shall deliver written notice to Seller of its intention within three (3) days of the Closing Date. Should Purchaser issue such notice, then this Agreement shall automatically terminate whereupon the parties shall be relieved of any and all further obligations hereunder. If Purchaser does not issue such notice, then Purchaser will have deemed to have elected to go forward with the acquisition of the Assets pursuant to this Agreement.

SECTION 4. Conditions to Closing. The Closing of this Agreement is subject to the following conditions:

(a) The representations and warranties set forth in this Agreement shall be true and correct;

(b) The Parties shall have performed in all material respects the covenants required to be performed by them under this Agreement at or prior to the Closing Date.

(c) There shall be no effective or pending law or order that would prohibit the Closing, and the Seller shall have obtained all necessary approvals of any governmental entities in connection with the transactions contemplated hereby.

SECTION 5. Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Purchaser an executed bill of sale and any other documents necessary to sell, assign, transfer, convey and deliver to Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser all of Seller's right, title and interest in and to the Assets. Purchaser shall deliver or cause to be delivered to Seller the Purchase Price in the form of a cashier’s check, wire fund, or other mechanism of payment of lawful U.S. funds as requested by the Seller.

SECTION 6. Consents. Seller shall use reasonable efforts to obtain any required consents to assignment of all contracts, licenses, sublicenses, agreements and leases included among the Assets.

SECTION 7. Damages. In no event shall Seller or Purchaser be liable for consequential damages under this Agreement or any documents or instruments delivered by such parties at the Closing.

SECTION 8. Representations and Warranties. (a) Seller and Purchaser each hereby represents and warrants to the other that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement and any agreements ancillary hereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; (ii) the execution and delivery of this Agreement and any agreements ancillary hereto by it, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite action on its part; and (iii) this Agreement has been, and upon their execution any agreements ancillary hereto will be, duly executed and delivered by it, and (assuming due authorization, execution and delivery by the other party) this Agreement constitutes, and upon their execution any agreements ancillary hereto will constitute, legal, valid and binding obligations of it enforceable against it in accordance with their respective terms.

(b) EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, SELLER MAKES NO, AND EXPRESSLY DISCLAIMS ANY, REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WHETHER OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR QUALITY OF THE ASSETS, OR ANY PART THEREOF, OR AS TO THE CONDITION, WORKMANSHIP OR VALUE THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. IT IS UNDERSTOOD BY THE PARTIES THAT THE ASSETS ARE TO BE CONVEYED HEREUNDER "AS-IS" AND "WHERE-IS" ON THE CLOSING DATE AND IN THEIR THEN PRESENT CONDITION, AND THE PURCHASER SHALL RELY SOLELY UPON ITS OWN INVESTIGATION AND EXAMINATION THEREOF.

SECTION 9. Public Announcements. Neither Party hereto shall make, or cause to be made, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, and in any event, no such press release or other public announcement shall disclose any of the terms or conditions of this Agreement, unless such disclosures are required to be made by law.

SECTION 10. Further Action. Each of the Parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

SECTION 11. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 12. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

SECTION 13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 14. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, undertakings and understandings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

SECTION 15. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Seller and Purchaser (which consent may be granted or withheld in the sole discretion of Seller and Purchaser).

SECTION 16. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 17. Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by, or on behalf of, Seller and Purchaser.

SECTION 18. Arbitration. All disputes, differences, controversies or claims between the parties hereto arising out of or relating to this Agreement or the transactions contemplated hereby shall be finally settled under binding arbitration in the city of Las Vegas, Nevada. Any such arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association.

SECTION 19 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

SECTION 20. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 21. Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first written above.

THE BRIDGEFILMS COMPANY, INC., a New York non-profit corporation.

By:
Virginia F. Perry
Name: Virginia F. Perry
Title: President

BRIDGEFILMS, INC., a Nevada corporation.

By:
Virginia F. Perry
Name: Virginia F. Perry
Title: President